UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

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ROCKY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 East Canal Street, Nelsonville, Ohio 45764

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading symbol	Name of exchange on which registered
Common Stock – No Par Value	RCKY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2020, Rocky Brands, Inc. (the “Company”) incurred indebtedness under its Revolving Credit, Guaranty, and Security Agreement, dated February 13, 2019 (the “Credit Agreement”), among the Company and certain of its subsidiaries (collectively, the “Borrowers”), the lenders party thereto, and The Huntington National Bank as administrative agent for the lenders, in an aggregate principal amount of $20 million.  The Company elected to draw the $20 million from its Credit Agreement to preserve financial liquidity and flexibility in order to successfully manage its operations as a result of the current unprecedented period of uncertainty, including the unknown duration and overall impact of the COVID-19 coronavirus outbreak.

As previously disclosed, the Credit Agreement provides for a senior secured asset-based revolving credit facility up to a principal amount of $75 million, which includes a sublimit for the issuance of letters of credit up to $7.5 million (the “Credit Facility”).  The Credit Facility may be increased up to an additional $25 million at the Borrowers’ request and the lenders’ option, subject to customary conditions.  After the draw, Rocky Brands expects to have approximately $40 million in cash and cash equivalents.  Prior to this draw down, the Company had no loans outstanding under the Credit Facility.

Item 7.01 Regulation FD Disclosure.

On March 23, 2020, the Company issued a press release announcing that its distribution center in Logan, Ohio would remain open as an essential business operation in Ohio, along with an announcement of the information that has been disclosed in Item 2.03 hereof, which is incorporated herein by reference, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99	Press Release, dated March 23, 2020 entitled “Rocky Brands Deemed Essential Business; Continue to Ship Product from its Distribution Center.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2020

Rocky Brands, Inc.

/s/ Thomas D. Robertson
Thomas D. Robertson
Executive Vice President, Chief Financial Officer, and Treasurer